UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 10, 2008
Date of Report (Date of earliest event reported)

HARBOR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32688	56-2518836
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Crown Colony Drive, Suite 104, Quincy, MA 02169
(Address of principal executive offices) (Zip Code)

(617) 472-2805
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR       240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR          240.13e-4(c))

Item 8.01 Other Events

Harbor Acquisition Corporation’s (AMEX: HAC) stockholders voted to approve the dissolution of Harbor and its proposed plan of liquidation, as presented in the Harbor proxy statement dated March 20, 2008, at the special meeting of the stockholders held on April 10, 2008.  This approval was a necessary condition to Harbor’s distributing its net assets to holders of common shares issued in its initial public offering.

Harbor is a special purpose acquisition company established for the purpose of acquiring one or more operating businesses.  Harbor’s Board of Directors had adopted the proposed plan of liquidation subject to stockholder approval and Harbor is in the process of filing a certificate of dissolution with the Delaware Secretary of State for the purpose of effecting its dissolution.

Harbor will subsequently announce by a subsequent press release the record date for determining the shareholders entitled to receive liquidating distributions.  No payments will be made in respect of Harbor’s outstanding warrants or to any of Harbor’s initial stockholders with respect to the shares owned by them prior to the initial public offering.

Following the dissolution, Harbor will also begin the process of delisting its securities from the American Stock Exchange and deregistering from the Securities Exchange Commission.  As a result, Harbor will no longer be a public reporting company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR ACQUISITION CORPORATION

Date: April 11, 2008	By:	/s/ Robert J. Hanks
	Name:	Robert J. Hanks
	Title:	Chief Executive Officer